EXHIBIT 10(b)

                              WELLS FARGO & COMPANY
                     1999 DIRECTORS FORMULA STOCK AWARD PLAN

                  (Includes Amendments through January 1, 2001)

     1. PURPOSE. The purpose of the Wells Fargo & Company 1999 Directors Formula Stock Award Plan (the "Plan") is to provide compensation in the form of shares of the Company's common stock, $1 2/3 par value per share ("Common Stock"), to non-employee members of the Board of Directors (the "Board") of Wells Fargo & Company (the "Company") in consideration for personal services rendered in their capacity as directors of the Company. The Plan replaces the Wells Fargo & Company Directors Formula Stock Award Plan to provide compensation for non-employee directors' services rendered on or after January 1, 1999. The Plan is intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Board.

     2. FORMULA AWARD. In consideration for past services rendered, commencing with the annual meeting of stockholders in 1999, each non-employee director of the Company shall, as of the date indicated but subject to the terms stated below, automatically receive that number of shares of Common Stock having the aggregate fair market value hereinafter stated, rounded up to the next whole share.

     a. CONDITION TO ALL AWARDS. To be eligible to receive each award provided below, a non-employee director shall have attended at least one Board meeting as a non-employee director on or prior to the date as of which such award is payable. A non-employee director who does not meet this condition shall be eligible to receive the award provided as of the next succeeding date such awards are payable.

     b. ELECTION AT ANNUAL MEETING. A non-employee director who has served as a director of the Company for at least the entire month of April in each year and is elected to the Board by the stockholders of the Company at the annual meeting held in such month shall receive as of the date of the meeting Common Stock with an aggregate fair market value of $35,000 as of such date.

     c. AFTER ANNUAL MEETING THROUGH SEPTEMBER 30. A non-employee director who first joins the Board after the annual meeting of stockholders in each year but on or before September 30 in such year shall receive as of such September 30 Common Stock with an aggregate fair market value of $35,000 as of such date.

     d. OCTOBER 1 THROUGH MARCH 31. A non-employee director who first joins the Board on or after October 1 in each year but on or before March 31 in the following year shall receive as of the date of the next succeeding annual meeting of stockholders Common Stock with an aggregate fair market value of $17,500 as of such date.

     e. VALUATION. The fair market value shall be determined using the New York Stock Exchange-only closing price of a share of Common Stock for the trading day immediately preceding the date as of which the determination is made.

     3. DEFERRAL OF AWARDS. Any director may elect to defer under the terms of the 1999 Deferral Plan for Directors, in the form of shares of Common Stock, all or a portion of the Common Stock such director has a right to receive under the Plan by making an election pursuant to the terms of the 1999 Deferral Plan for Directors.

     4. SHARES AVAILABLE FOR AWARDS. Subject to Section 5, no more than 200,000 shares of Common Stock may be awarded under the Plan. These shares may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose.

     5. ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

     6. EFFECTIVE DATE. The Plan shall become effective on April 27, 1999.

     7. NO GUARANTEE OF SERVICE. Participation in the Plan does not constitute a guarantee or contract of service as a director.

     8. NON-ASSIGNABILITY. No right to receive an award hereunder shall be transferable or assignable by a Plan participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act ("ERISA"), or rules thereunder. The designation of a beneficiary by a participant pursuant to the terms of the 1999 Deferral Plan for Directors does not constitute a transfer.

     9. ADMINISTRATION. The Plan shall be administered under such rules and procedures as shall be established from time to time by the Company's senior human resources officer.

     10. AMENDMENT AND TERMINATION. The Plan may be amended, suspended or terminated by action of the Board or the Board Affairs Committee, or any successor committee, of the Board and automatically shall be terminated when all Common Stock subject to the Plan has been awarded; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder; (b) if the Plan has been approved by the stockholders of the

Company, any amendment shall be similarly approved if the amendment would (i) materially increase the benefits accruing to participants under the Plan; or
(ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan; and (c) if at the time of any such proposed amendment, suspension or termination, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such amendment, suspension or termination must be approved by the Board.


11/26/91       1/26/99
7/27/93        4/27/99
2/22/94        9/28/99
2/28/95        9/26/00
1/23/96        1/23/01
10/2/97

                                       3